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Exhibit 4.4

EXECUTION COPY

LIMITED WAIVER
TO REVOLVING CREDIT AGREEMENT

        This LIMITED WAIVER TO REVOLVING CREDIT AGREEMENT (this "Limited Waiver") is dated as of July 3, 2003, by and among (a) FRIENDLY ICE CREAM CORPORATION, a Massachusetts corporation (the "Borrower"), (b) the undersigned Required Lenders and (c) FLEET NATIONAL BANK, as administrative agent for the Lenders a party to the Revolving Credit Agreement (as hereinafter defined) (in such capacity, the "Administrative Agent"). Capitalized terms as used and not otherwise defined in this Limited Waiver shall have the meanings assigned to such terms in the Revolving Credit Agreement.

        WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Revolving Credit Agreement, dated as of December 17, 2001 (as heretofore amended or otherwise amended, modified, or amended and restated, the "Revolving Credit Agreement");

        WHEREAS, the Borrower has requested that the Required Lenders (a) allow the Borrower to repurchase certain of the bonds that were issued in connection with the Senior Note Indenture (as defined in the Revolving Credit Agreement) in an amount up to $3,000,000 and (b) waive the application of certain requirements contained in the Revolving Credit Agreement in order to allow the acquisition and/or development by the Borrower of a new restaurant location; and

        WHEREAS, pursuant to the terms, subject to the conditions and in reliance on the representations and warranties contained in this Limited Waiver, the undersigned Required Lenders are prepared to (a) allow the Borrower to repurchase certain of the bonds that were issued in connection with the Senior Note Indenture (as defined in the Revolving Credit Agreement) in an amount up to $3,000,000 and (b) waive the application of certain requirements contained in the Revolving Credit Agreement in order to allow the acquisition and/or development by the Borrower of a new restaurant location;

        NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Limited Waiver, the Borrower, the Administrative Agent and the undersigned Required Lenders hereby agree as follows.

        SECTION 1. Limited Waiver.

        (a)   The Required Lenders hereby waive (i) the application of clause (g) of the definition of "Permitted Excess Cash Flow Prepayments" in Section 1.1 of the Revolving Credit Agreement, solely as it applies to the Borrower's repurchase of certain of the bonds that were issued in connection with the Senior Note Indenture in an amount up to $3,000,000 on or before July 31, 2003 (the "Bond Repurchase"), and (ii) any requirement under the Revolving Credit Agreement that the Bond Repurchase be characterized as a Capital Expenditure or used in any way in the calculation of Excess Cash Flow, Fixed Charge Coverage Ratio or any other calculation involving Permitted Excess Cash Flow Prepayments. The Borrower hereby agrees that the Bond Repurchase shall be at or below One Hundred and Three Percent (103%) of par and that, notwithstanding the foregoing, clauses (a) through (f) of the definition of "Permitted Excess Cash Flow Prepayments" shall apply to the Bond Repurchase.

        (b)   The Required Lenders hereby waive, solely with respect to the acquisition of and/or development by the Borrower of that certain restaurant location at Bunker Hill Mall, 5 Austin Street, Unit E-107, Charlestown, Massachusetts 02129 (the "Charlestown Acquisition"), the application to such Charlestown Acquisition of clause (d) of the definition of "Permitted Acquisitions" in Section 1.1 of the Revolving Credit Agreement. Notwithstanding the foregoing, the Borrower hereby acknowledges that all other terms, conditions and limitations contained in the Revolving Credit Agreement, including but not limited to any limitations otherwise provided by the application of the definition of "Permitted Acquisitions", shall apply to the Charlestown Acquisition.

        SECTION 2. Representations and Warranties.    The Borrower hereby represents and warrants to the Administrative Agent and each Lender, on and as of the date hereof, as follows:

        (a)   This Limited Waiver has been duly executed and delivered by the Borrower. The execution and delivery by the Borrower of this Limited Waiver and the performance by the Borrower of this Limited Waiver and the Revolving Credit Agreement have been duly authorized by proper corporate or other proceedings by the Borrower, and this Limited Waiver and the Revolving Credit Agreement constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with the terms hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and general principles of equity and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

        (b)   No Default or Event of Default exists on the date hereof after giving effect to the limited waiver described in Section 1 hereof.

        SECTION 3. Effectiveness.    This Limited Waiver shall become effective as of the date hereof only upon the Administrative Agent's receipt of the duly executed counterpart signature pages to this Limited Waiver from the Required Lenders and the Borrower.

        SECTION 4. APPLICABLE LAW.    THIS LIMITED WAIVER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

        SECTION 5. Expenses.    The Borrower shall pay, in accordance with Section 16.2 of the Revolving Credit Agreement, all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery and enforcement of this Limited Waiver, including, but not limited to, the reasonable fees, expenses and disbursements of Bingham McCutchen LLP.

        SECTION 6. Miscellaneous.

        6.1.  From and after the date hereof, this Limited Waiver shall be deemed a Loan Document for all purposes of the Revolving Credit Agreement and the other Loan Documents and each reference to Loan Documents in the Revolving Credit Agreement and the other Loan Documents shall be deemed to include this Limited Waiver. This Limited Waiver may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Limited Waiver.

        6.2.  Except as expressly provided herein, (a) this Limited Waiver shall not limit the rights of or otherwise adversely affect the Lenders under the Revolving Credit Agreement or any other Loan Document, and (b) the Lenders reserve the right to insist on strict compliance with the terms of the Revolving Credit Agreement and the other Loan Documents, and the Borrower expressly acknowledges such reservation of rights. The grant of the consent and waiver herein will not, either alone or taken with other waivers of provisions of the Revolving Credit Agreement or any other Loan Document or consents with respect thereto, be deemed to create or be evidence of a course of conduct. Any future or additional waiver of any provision of the Revolving Credit Agreement, or of any other Loan Document to which the Lenders are a party or have consented, or consent with respect thereto shall be effective only if set forth in a writing separate and distinct from this Limited Waiver and duly executed by such parties as are required by Section 16.12 of the Revolving Credit Agreement.

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        IN WITNESS WHEREOF, the undersigned have caused this Limited Waiver to be executed and delivered as an agreement as of the date first written above.

BORROWER
FRIENDLY ICE CREAM CORPORATION
By:	/s/ PAUL HOAGLAND
Name: Paul Hoagland Title:
REQUIRED LENDERS
FLEET NATIONAL BANK, individually and as Administrative Agent and as Lender
By:	/s/ ROBERT W. MACELHINEY
Name: Robert W. MacElhiney Title: Director
CITIZENS BANK, individually and as Lender
By:	/s/ CINDY CHEN
Name: Cindy Chen Title: Vice President
BANKNORTH, N.A., individually and as Lender
By:	/s/ MARIA P. GONCALVES
Name: Maria P. Goncalves Title: Vice President

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  Exhibit 4.4
  EXECUTION COPY
LIMITED WAIVER TO REVOLVING CREDIT AGREEMENT